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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the registration statement of Scudder Institutional Funds (formerly BT Institutional Funds) on Form N-1A ("Registration Statement") of our report dated December 30, 2003 to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of International Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" "Financial Statements" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCooopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2004